UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2017

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.02                    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 5, 2017, NeoPhotonics Corporation (the “Company”) issued a press release regarding the Company’s preliminary estimated financial results for the third quarter ended September 30, 2017.  A copy of the Company’s press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05                    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 29, 2017, management of the Company implemented certain restructuring actions to lower operating expenses and manufacturing costs while maintaining the Company’s focus on its core capabilities, including its industry leading coherent components and solutions for datacenter interconnect and telecommunications systems. The restructuring actions include a reduction in force, consolidation of certain real estate facilities, a write down of inventory for certain programs and assets and a write down for certain idle assets.  The restructuring actions are expected to be completed by the end of the fourth quarter of 2017.

Under the restructuring actions, the Company estimates it will incur aggregate restructuring charges of approximately $4.6 million in the third quarter of 2017, which is comprised of approximately $0.4 million in cash-based severance and related benefits, approximately $0.4 million in non-cash charges for asset impairments and write-offs related to property and equipment, $1.5 million in non-cash charges for lease obligation expense acceleration and approximately $2.3M in non-cash charges for write-downs of end-of-life inventory.  In the fourth quarter of 2017, the Company estimates it will incur aggregate restructuring charges of approximately $0.2 million in cash-based severance and related benefits.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the overall restructuring actions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed by the Company with the Securities and Exchange Commission on August 9, 2017. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s development activities and results of operations. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

ITEM 9.01                    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on October 5, 2017.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017	NEOPHOTONICS CORPORATION

	By:	/s/ Elizabeth Eby
Elizabeth Eby
Chief Financial Officer

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